EXHIBIT 23.2


Consent of Independent Registered Public Accounting Firm





Board of Directors and Stockholders
Paradigm Holdings, Inc.
Rockville, Maryland

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-134854) of Paradigm Holdings, Inc. and Subsidiaries of our report dated March 28, 2006, except for Note 3 as to which the date is December 31, 2006, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.


/s/ Aronson & Company

Rockville, Maryland
April 17, 2007